AMENDMENT #1 TO THE EXPENSE LIMITATION AGREEMENT EFFECTIVE MAY 1, 2004 BETWEEN USALLIANZ ADVISERS, LLC (THE "INVESTMENT ADVISER") AND USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST"), A DELAWARE BUSINESS TRUST, ON BEHALF OF EACH OF THE FUNDS, LISTED ON EXHIBIT A BELOW (EACH, A "FUND").

                                    EXHIBIT A
                   to the Expense Limitation Agreement Between
                   USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                                       and
                             USALLIANZ ADVISERS, LLC

                                   May 1, 2005

      NAME OF FUND                                         EXPENSE LIMITATION

USAZ AIM Basic Value Fund                                               1.20%
USAZ AIM International Equity Fund                                      1.45%
USAZ Davis NY Venture Fund                                              1.20%
USAZ Dreyfus Founders Equity Growth Fund                                1.20%
USAZ Dreyfus Premier Small Cap Value Fund                               1.35%
USAZ Franklin Small Cap Value Fund (formerly NFJ Small Cap Value)       1.35%
USAZ Jennison 20/20 Focus Fund                                          1.20%
USAZ Jennison Growth Fund                                               1.20%
USAZ Legg Mason Growth Fund (formerly AIM Dent Demographic Trends)      1.30%
USAZ Legg Mason Value Fund (formerly PIMCO G&I)                         1.20%
USAZ Oppenheimer Emerging Growth Fund                                   1.35%
USAZ Oppenheimer Emerging Technologies Fund                             1.35%
USAZ Oppenheimer Global Fund                                            1.45%
USAZ Oppenheimer International Growth Fund                              1.45%
USAZ Oppenheimer Main Street Fund                                       1.20%
USAZ PEA Renaissance Fund                                               1.30%
USAZ PEA Value Fund                                                     1.20%
USAZ Salomon Brothers Large Cap Growth Fund (formerly AIM Blue Chip)    1.20%
USAZ Salomon Brothers Small Cap Growth Fund                             1.35%
USAZ Money Market Fund                                                  0.87%
USAZ Van Kampen Aggressive Growth Fund                                  1.30%
USAZ Van Kampen Comstock Fund                                           1.20%
USAZ Van Kampen Emerging Growth Fund                                    1.20%
USAZ Van Kampen Equity and Income Fund                                  1.20%
USAZ Van Kampen Global Franchise Fund                                   1.45%
USAZ Van Kampen Growth and Income Fund                                  1.20%
USAZ Van Kampen Mid Cap Growth Fund                                     1.30%

                                    USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                                    By:     /s/ Jeffrey Kletti
                                            ____________________________________
                                            Jeffrey Kletti, President

                                    USALLIANZ ADVISERS, LLC

                                    By:     /s/ Jeffrey Kletti
                                            ____________________________________
                                            Jeffrey Kletti, President